EXHIBIT 99.5

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Freeport-McMoRan Copper & Gold, Inc.

333 N. Central Ave.

Phoenix, AZ 85004

Attention: Special Committee of the Board of Directors

RE:	Proxy Statement of McMoRan Exploration Co. (“MMR”)/Prospectus of Gulf Coast Ultra Deep
Royalty Trust (the “Royalty Trust”) which forms part of the Registration Statement on Form S-4 of the Royalty Trust (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated December 4, 2012 to the Special Committee of the Board of Directors of Freeport-McMoran Copper & Gold, Inc. (“FCX”) as Exhibit 99.4 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Financial Advisor to the FCX Special Committee,” “SPECIAL FACTORS—Background of the Merger” and “SPECIAL FACTORS—Opinion of Financial Advisor to the FCX Special Committee.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 28, 2012

/s/ CREDIT SUISSE SECURITIES (USA) LLC